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                                                                   Exhibit 10.30
                                TRANS UNION LLC
                           BUSINESS INFORMATION GROUP
                            MASTER LICENSE AGREEMENT

     This AGREEMENT (the "Agreement") is made and entered into as of 12-15-99, 1999 ("Effective Date"), by and between TRANS UNION LLC ("TU") with its principal place of business at 555 West Adams, Chicago, Illinois 60661, and TOWNE SERVICES, INC, a GEORGIA corporation ("Customer") with its principal place of business at 3950 JOHNS CREEK CT, #100, SUWANEE, GA 30024.

     WHEREAS, the Business Information Group of TU ("BIG") maintains a database with certain business and executive records that possess certain characteristics and qualities; and

     WHEREAS, TU offers licenses for products derived from such database ("Products"); and

     WHEREAS, Customer desires to order and utilize certain Products.

     NOW, THEREFORE, in consideration of the foregoing and the promises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. RECITALS. The recitals set forth above are an integral part of this Agreement and are hereby incorporated into this Agreement.

2. PRODUCTS. From time to time, BIG shall provide Products to Customer. Such Products shall be those among those Products described in the listing, attached hereto and incorporated herein, entitled "Schedule 1, Product List," (the "Schedule") and pursuant to, and in accordance with, the terms and conditions of this Agreement. Customer may not receive any product, data or other information from TU under this Agreement other than described in the Schedule.

3.   ORDERS AND DELIVERY.

3.1 When Customer desires to order Products, Customer, and/or TU, at the request of, Customer, shall prepare order specifications (the "Specifications") identifying such Products. The Specifications shall include all information necessary for TU and its agent or processor to deliver the Products to Customer. The Specifications shall be deemed accepted when signed by TU and Customer. All such Specifications shall be governed by the terms and conditions of this Agreement and are hereby automatically incorporated herein by reference. Customer may not change or cancel any Specifications after TU has accepted such Specifications, unless TU consents in writing to such change or cancellation, which consent may be withheld in TU's sole discretion. Moreover, in the event TU consents to a Specifications change, such change shall not, however, alter the payment terms of such Specifications unless explicitly agreed to in writing by TU.

3.2 TU shall provide the Products to Customer or Customer's third party processor ("Processor") using the media specified in the Specifications; provided such Processor has been approved by Trans Union and has executed an agreement for processing with TU. Customer shall so notify TU in writing in conjunction with each Specification as to whether Customer intends to so utilize Processor. Any specific dates for performance by TU are contingent upon TU's receipt of any materials Customer is to provide in the form and on the dates identified in the Specifications.

4.   LICENSE AND USE RESTRICTIONS.
4.1 Subject to the terms and conditions of this Agreement, for each such Product provided to Customer by TU, TU hereby grants to Customer a limited, non-exclusive, non-transferable license, to use such Product as set forth in the applicable specifications in the United States, its territories and possessions.

4.2 Unless the Specifications explicitly authorize multiple uses, Customer may use Products only once and exclusively in connection with a specific marketing application or single instance verification of information. Customer shall not resell, disclose, duplicate, transfer or otherwise reproduce any Products (or any list, compilation or other information derived from the Products) in whole or in part for any other purpose whatsoever. Without limiting the foregoing, Customer shall not use any Products supplied hereunder for list rental fulfillment or to select out names from the Products or other TU database(s) for Customer's own database or for resale.

     4.2.1 In the event a Specification explicitly authorizes multiple uses, then upon completion of the last use, or twelve (12) months from Customer's or Processor's receipt of the associated Product(s), whichever occurs first, Customer and Processor shall cease all use of such Products and shall return to TU all copies and updates thereto, as well as any computer files or output listings that contain any or all such Products or information derived from Products. The foregoing

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     notwithstanding, at TU's sole option, Customer may provide written certification signed by an officer of Customer that all such Products have been destroyed.

4.3 Under no circumstances shall Customer use the Products for the modeling of, or determination of, consumer credit worthiness or consumer credit approval. If Customer desires to perform consumer prescreens it shall first enter into another agreement between TU and Customer which expressly allows such use. Moreover, Customer shall not use the Products for the modeling of, or determination of, a consumer's eligibility for neither employment nor insurance. Customer shall not divulge the credit or demographic criteria used for any Product to any person, except employees of Customer who have a need to know such criteria. In the event Customer, breaches this clause, without limiting any other remedies available to TU, Customer recognizes the damages TU would suffer would be impossible to calculate, and that breach of this clause shall result in financial penalties of One Million Dollars ($1,000,000) payable by Customer to TU.

4.4 Customer warrants that it will use the Products in compliance with all applicable federal, state and local laws and regulations.

4.5 Customer shall not copy the Products, or any portion thereof, without TU's prior written consent, nor grant any other person or entity the right to do so. Moreover, Customer is not granted any ownership rights or title to the Product nor to any information contained in any and all such Products. TU reserves all rights not explicitly granted to Customer under this Agreement. Customer shall not attempt, directly or indirectly, to discover, reverse engineer, decompile, or disassemble the Products nor any confidential or proprietary criteria developed or used by TU relating to the Products.

4.6 Notwithstanding that Customer may receive, from TU, one or more Products via electronic technology now known or hereafter developed including, but not limited to, the Internet, in no event shall Customer, advertise, promote or distribute any Product or derivative of a Product via electronic technology, (regardless of whether such transmission vehicle is secured, non-secured, encrypted, or non-encrypted) now known or hereafter developed including, but not limited to, the Internet, without the prior written consent to TU.

4.7 In the event Customer uses a Processor, Customer shall ensure that it has a written agreement with each such Processor which is consistent with this Agreement including, but not limited to, incorporation, and applicability to each such Processor of the limited license and use rights granted to Customer herein and the protection of TU's confidential information. Such agreement shall also provide that TU is a third party beneficiary thereof, and is entitled to enforce such agreement directly against Processor. Such written agreement shall also require Processor to return the Products to TU and to purge the Products from all of such Processor's databases upon completion of the use of the Products.

4.8 Customer warrants that each of its employees and each of Processor's employees, selected by Customer or Processor, as applicable, to use Products, is or will be (prior to such use of Products) bound by an appropriate written agreement sufficient to ensure compliance with the provisions of this Agreement, including without limitation, the license grants set forth in this Agreement and the protection of TU's confidential information.

4.9 During the term of this Agreement and for a period of three (3) years thereafter, TU may audit Customer's and Processor's records which pertain to this Agreement, to ensure compliance with this Agreement, upon reasonable notice and during normal business hours, and may monitor the use of the Products by control means such as seeding. Upon TU's written request, Customer or Processor, as applicable, shall add a reasonable number of TU seed names to the Products.

5.   Term, Termination & Survival.

5.1 Term. This Agreement shall commence upon the Effective Date and shall be in effect until terminated as provided for below.

5.2  Termination.

     5.2.1 Either party may terminate this Agreement by providing the other party with thirty (30) days' prior written notice.

     5.2.2 Either party may terminate this Agreement for the other party's breach of any material provision of this Agreement; provided the nonbreaching party has provided the party in breach with written notice specifying such breach and the party in breach has failed to cure such breach thirty (30) days of receipt of such notice. The foregoing notwithstanding, without limiting any other remedies to which TU may be entitled. TU reserves the right to immediately terminate this Agreement if TU, in good faith, determines that (1) Customer, or any Processor violated any portion of Section 4 of this Agreement or that the requirements of any law have not been met;

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                (2) as a result of changes in laws, regulations or regulatory or judicial action, TU, in good faith believes that the requirements of any law or regulation will not be met; and (3) such termination is reasonable under the particular circumstances. TU shall promptly provide written notification to Customer of such action.

          5.2.3 Either party may terminate the Agreement, upon sixty (60) days' prior written notice to the other party, if (1) proceedings under bankruptcy or insolvency laws are commenced by, or against, the other party and such proceedings are not dismissed within sixty (60) days of such commencement; (2) if the other party is ordered or adjudged bankrupt, is placed in the hands of a receiver (or similar officer) and such receiver is not discharged within sixty (60) days; (3) the other party makes an assignment for the benefit of creditors, or otherwise enters into any scheme or composition with its creditors; (4) substantially all of the other party's assets are seized or attached in conjunction with any action against it by any third party; (5) the other party is dissolved or seeks to terminate or otherwise cease its business operations and affairs.

5.3 No later than fifteen (15) days following termination of this Agreement, Customer and Processor shall cease all use of the Products and shall return to TU all copies and updates thereto, as well as any computer files or output listings that contain any or all Products or information derived from Products. The foregoing notwithstanding, at TU's sole option, Customer may provide written certification signed by an officer of Customer that all such Products have been destroyed.

5.4 Survival. With the exception Sections 2 and 3 all other provisions of this Agreement shall survive any such termination of this Agreement. Moreover, any such termination shall not relieve Customer of any fees or other payments due to TU through the date of any such termination nor affect any rights, duties or obligations of either party that accrue prior to the effective date of any such termination.

6.  PAYMENT.

6.1 In consideration of the rights granted to Customer under this Agreement, for each such Product ordered by Customer, Customer shall pay TU in accordance with the payment terms set forth in the Specifications and this Agreement (and, in the case of Online Reports according to the then-available published pricing at the time such Online Reports are ordered).

6.2 TU shall provide monthly invoices to Customer and Customer shall pay such invoices within thirty (30) days of receipt. Without limiting any of TU's remedies for non-payment or late payment of invoices, it is agreed that invoices which are not paid within sixty (60) days of the due date will be subject to a charge of one and one-half percent (1.5%) per month (18% per year) or the maximum allowed by law if lower than 18% per year, to cover administrative costs.

6.3 Insurance, Shipping and Taxes. Upon receipt of an invoice from TU, Customer shall pay the cost of all media used per the Specifications as well as for the reasonable cost of insuring such media or other materials during transit to and from Customer and while in the possession of Customer or Processor. Upon receipt of an invoice from TU, Customer shall also pay all shipping costs as well as all taxes, duties or charges of any kind imposed by any federal, state, or local governmental entity for products and services provided under this Agreement. However, Customer shall not be responsible for taxes imposed upon TU by any federal, state or local authority against the net income of TU.

6.4 Right to Audit. During the term of this Agreement and for three (3) years thereafter, Customer shall maintain current, accurate and complete books and records relating to its use of the Products, and all payments due TU. Moreover, at the request and expense of TU, Customer shall also allow TU, or an independent auditor designated by TU, to examine, inspect, audit, review and copy or make extracts from all such books and records and any source documents used in preparation thereof, at any time during Customer's normal business hours, provided TU gives written notice to Customer at least three
    (3) business days prior to any such examination, inspection, review or audit. The foregoing notwithstanding, in the event any such audit discloses an underpayment in excess of five percent (5%) for any six (6) month period, then Customer shall reimburse Trans Union for its actual and reasonable expenses associated with such audit.

7.  PROPRIETARY INFORMATION.

7.1 The parties contemplate that, during the term of this Agreement, either party may furnish the other confidential and/or proprietary information belonging to, or licensed to, the disclosing party and which is related to the subject matter of this Agreement. Such information will be held in confidence by the receiving party and, except as explicitly authorized by this Agreement, will not be published in any form,

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     will not be used, and will not be discussed with nor disseminated to any individual or organization other than the parties; provided, however, that such information may be disclosed to Processor solely to the extent necessary for purposes of this Agreement. For each such disclosure of confidential/proprietary information, these terms will apply for a period of ten (10) years from the receipt of such information and will not apply to information:

     i) Which is not in writing and clearly marked "Proprietary" or "Confidential". Information transmitted orally or visually may be classified as information pursuant to this provision by so designating at the time of disclosure, followed by a subsequent reduction to writing or other tangible form and submission to the receiving party within thirty (30) days from the date of initial disclosure. The foregoing notwithstanding, the Products consists of confidential and proprietary information, data and technology, and is the trade secret and sole exclusive property of TU and therefore will be deemed to be TU confidential/proprietary information notwithstanding any failure to mark it so;

     ii) Which is already in the possession of the receiving party or its employees at the time of disclosure as evidenced by prior written documentation;

     iii) Which now or hereinafter comes into the public domain without breach of this Agreement;

     iv) Which the receiving party rightfully receives from third parties without an obligation of confidentiality;

     v) Which is approved by the disclosing party's written authorization for use or release by the receiving party;

     vi) Which is independently developed by the receiving party without breach of this Agreement;

     vii) Which is required by law (e.g., an order of a court or data request from an administrative or governmental agency with competent jurisdiction) to be disclosed; provided, however, that the receiving party will provide the disclosing party ten (10) days prior written notice before the disclosure of such information pursuant to this Subparagraph vii.

7.2 In the event of a breach of the obligations of confidentiality, the non-breaching party will be entitled to seek equitable relief to protect its interests, including but not limited to preliminary and permanent injunctive relief, as well as money damages. Nothing stated herein will be construed to limit any other remedies available to the parties.

7.4 The parties agree that the terms and conditions of this Agreement including, without limitation, all Specifications and pricing, are confidential, notwithstanding any failure to mark it so, and that neither party shall disclose the contents of this Agreement without the prior written consent of the other party; provided, however, that the general existence of this Agreement shall not be treated as confidential information. The foregoing notwithstanding, TU may disclose the terms and conditions of this Agreement including, without limitation all Specifications, to TU's agent(s) and/or processor(s) (aforementioned above in Section 3.1) solely to the extent necessary to fulfill its obligations under this Agreement.

7.5 Customer will not remove any trademark, copyright or other proprietary notices from any part of the product.

8.   WARRANTY.

8.1  PRODUCT WARRANTY

     8.1.1 TU warrants that the media in which a Product is embodied and delivered to Customer will be free from material defects for a period of ninety (90) days from the date such Product is delivered to Customer. TU's entire liability and Customer's exclusive remedy under this Section 8.1 will be to replace any defective media which has failed because of accident, abuse or misapplication caused by Customer or Processor.

     8.1.2 For all Specifications accepted by TU, TU warrants that the associated Product shall substantially conform to such Specifications. If any such Product fails to substantially conform to the applicable Specifications, TU shall act in good faith to correct the failure promptly.

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8.2  NO OTHER WARRANTIES. TU shall use good faith in attempting to obtain information, embodied in the Products, from sources deemed reliable, but does not guarantee the accuracy of any such information and THE WARRANTIES SET FORTH ABOVE IN SECTION 8.1 ARE IN LIEU OF ALL OTHER WARRANTIES WITH RESPECT TO THE PRODUCTS, WHETHER EXPRESSED OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE FOREGOING CONSTITUTES CUSTOMER'S SOLE RIGHTS AND REMEDIES UNDER THIS AGREEMENT WITH RESPECT TO DEFECTS IN THE PRODUCTS.

9. INDEMNIFICATION. Customer shall indemnify, defend, and hold TU harmless from and against any and all liabilities, damages, losses, claims, costs, and expenses (including but not limited to attorney's fees) arising out of or resulting from (i) the obtaining or furnishing of Products under this Agreement; (ii) Customer's or any Processor's improper use of the Products or failure to observe the use restrictions set forth in this Agreement;
     (iii) any claim alleging that Customer and/or Processor violated the legal rights of another person or entity; (iv) any claim by a third party alleging that TU failed to provide adequate Products or the proper Products; (v) any misrepresentation or breach of warranty by Customer; and/or (vi) Customer's and/or Processor's nonperformance of any obligation imposed on it by this Agreement.

10.  LIMITATION OF LIABILITY.
     10.1 IN NO EVENT SHALL TU BE LIABLE FOR, AND CUSTOMER HEREBY WAIVES AS TO TU, ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, OR PUNITIVE DAMAGES INCURRED BY CUSTOMER AND ARISING OUT OF THE PERFORMANCE OF THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO LOSS OF GOOD WILL AND LOST PROFITS OR REVENUE, WHETHER OR NOT SUCH LOSS OR DAMAGE IS BASED IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY, INDEMNITY, OR OTHERWISE, EVEN IF TU HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

     10.2 ADDITIONALLY, TU SHALL NOT BE LIABLE FOR ANY AND ALL CLAIMS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT MORE THAN ONE (1) YEAR AFTER THE CAUSE OF ACTION HAS ACCRUED. TU'S TOTAL LIABILITY UNDER THIS AGREEMENT SHALL NOT EXCEED THE AGGREGATE AMOUNT PAID, UNDER THIS AGREEMENT, BY CUSTOMER FOR THE PRODUCT(S), WHICH ARE THE SUBJECT OF SUCH CLAIM, DURING THE TWELVE MONTH (12) MONTH PERIOD IMMEDIATELY PRECEEDING SUCH CLAIM.

11.  GENERAL PROVISIONS.
     11.1 ASSIGNMENT. This Agreement and the rights and the obligations thereunder with respect to Customer may not be assigned by any act of Customer without the prior written consent of TU. TU shall have the unrestricted right to assign this Agreement to a successor in interest to TU or to the purchaser of a substantially all of the assets of TU.

     11.2 NOTICES. Any required notice or communication, pursuant to this Agreement, from one party to the other must be in writing and sent to the respective party's address set forth in this Agreement. Either party may change their respective address by written notice to the other, and any such change will take effect immediately upon receipt of such notice.

           11.2.1 Unless otherwise set forth in this Agreement, any such notice or other communication shall be sufficiently given if: (1) delivered personally to the designated address of the party to whom notice is to be given; or (2) sent by certified mail, registered mail or by nationally-recognized private express courier, to the designated address of the party to whom notice is to be given.

           11.2.2  Trans Union LLC,                    Towne Services, Inc
                   Business Information Group          3950 Johns Creek Ct #100
                   555 W. Adams                        Suwanee, GA 30024
                   Chicago, Illinois 60661
                   Attn: Vice President/               Attn: Bruce Lowthers, CFO
                         General Manager

     11.3 FORCE MAJEURE. Neither party shall be liable to the other for failure to perform or delay in performance under this Agreement if, and to the extent, such failure or delay is caused by conditions beyond its reasonable control, including, but not limited to, acts of God; failure of utilities; strikes, boycotts or other

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         concerted acts of workmen; laws, regulations or other orders of public authorities; military action, state of war or other national emergency; fire or flood which, by the exercise of reasonable diligence, the delayed party is unable to prevent or provide against. The party affected by any Force Majeure event or occurrence shall give the other party written notice of said event or occurrence within five (5) business days of such event or occurrence.


11.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois regardless of the laws that might otherwise govern under applicable Illinois principles of conflicts of law. Any and all actions brought under this Agreement will be brought in the state or federal courts in Cook County, Illinois. The prevailing party will be entitled to recover reasonable attorneys' fees and other actual and reasonable costs incurred in enforcing this Agreement.

11.5 TRADEMARKS. Neither party shall use the names, trademarks, service marks, or logos of the other party, or its respective affiliates and/or subsidiaries, in any advertising, promotional material, or otherwise without the prior written consent of the other party.

11.6     CONSTRUCTION AND SEVERABILITY.
         11.6.1 The parties acknowledge that this Agreement has been prepared and drafted through the efforts of both parties and agree that in the interpretation, construction, and enforcement of the terms and conditions of this Agreement, there shall not be applied against either party the normal rule of construction that vague and ambiguous terms are to be construed against the drafting party.

         11.6.2 All references in this Agreement to the singular shall include the plural where applicable. Titles and headings to sections or paragraphs in this Agreement are inserted for convenience of reference only and are not intended to affect the interpretation or construction of this Agreement.

         11.6.3 If any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

11.7 NO WAIVER. No failure or successive failures on the part of either party, its respective successors or permitted assigns, to enforce any covenant or agreement, and no waiver or successive waivers on its or their part of any condition of this Agreement shall operate as a discharge of such covenant, agreement, or condition, or render the same invalid, or impair the right of either party, its respective successors and permitted assigns, to enforce the same in the event of any subsequent breach or breaches by the other party, its successors or permitted assigns.

11.8 RELATIONSHIP OF THE PARTIES. This Agreement is not intended to create or evidence any employer-employee arrangement, agency, partnership, joint venture, or similar relationship of any kind whatsoever, between TU and Customer.

11.9 THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO AND SUPERSEDES ALL PREVIOUS AGREEMENTS AND UNDERSTANDINGS, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS WHICH ARE THE SUBJECT MATTER OF THIS AGREEMENT, EXCEPT AS SET FORTH ABOVE IN SECTION 5, THIS AGREEMENT MAY NOT BE ALTERED, AMENDED, OR MODIFIED EXCEPT BY WRITTEN INSTRUMENT SIGNED BY THE DULY AUTHORIZED REPRESENTATIVES OF BOTH PARTIES.

         IN WITNESS WHEREOF, the parties, intending to be legally bound, have caused this Agreement to be executed by their duly authorized representatives as of the last date and year set forth below. The parties hereto agree that a facsimile transmission of this fully executed Agreement shall constitute an original and legally binding document.

TRANS UNION LLC                             Towne Service, Inc.
                                            --------------------------------
By:-----------------------------         By: /s/ Bruce F. Lowthers
                                            --------------------------------
   -----------------------------            Bruce F. Lowthers, CFO
   Name and Title of Signer                 --------------------------------
                                            Name and Title of Signer

                                                12-15-99
   -----------------------------            --------------------------------

                                  Page 6 of 6

08/27/99

                                TRANS UNION LLC
                           BUSINESS INFORMATION GROUP
                            MASTER LICENSE AGREEMENT

                                   SCHEDULE 1

                                    PRODUCTS

1. Business Lists: TU returns to Customer names of businesses and/or executives with certain data elements from BIG's Business Information Database. A Customer targets these businesses and/or executives using demographic, geographic, and other marketing related data elements, as set forth on the applicable Specifications.

2. Business Data Overlays ("Business Overlays"): TU matches a Customer file or set of names to its Business Information Database to append certain demographic, geographic, and other marketing related data elements, as set forth on the applicable Specifications.

3. Business Verification Reports ("Online Reports"): Online Internet access to BIG's Business Information Database for verification and background purposes. This information consists of information which TU in its sole discretion makes available from time to time, which may include, for example, names, addresses, phone numbers, type of business, and sales volume.

4. Business Executive Link: The linkage of data on a business to data on the executives within the business. TU returns to Customer names of businesses or business executives with certain data elements from BIG's Business Information Database, which in most cases will include the home address of the business executives or the business address of the individuals.

5. Analysis Services: Customer desires to have TU or its agent or processor analyze Customer files in order to determine potential data variables that may serve as future modeling and/or analysis efforts. The Customer files provided to TU by Customer may include business and executive information.



                                  Page 1 of 1


08/27/99

                       LIST SERVICE AGREEMENT FOR BROKERS


Agreement, effective as of this   day of December, 1999 ("Effective Date") by
and between Trans Union LLC ("TU") having principal offices at 555 West Adams, Chicago, Illinois, 60661 and TOWNE SERVICES, INC. ("Broker") having principal offices at 3950 JOHNS CREEK COURT, #100, SUWANEE, GEORGIA, 30024.

WHEREAS, Broker is in the business of soliciting users of target marketing lists ("List Users"); and

WHEREAS, TU licenses lists of business and/or executive names and addresses for target marketing purposes ("Lists"); and

WHEREAS, such Lists are derived from TU's data base using solely non credit criteria; and

WHEREAS, Broker desires to provide such Lists to List Users.

NOW, THEREFORE, in consideration of the foregoing and the promises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. The recitals set forth above are an integral part of this Agreement and are hereby incorporated into this Agreement.

2.   ORDERING AND USE OF LISTS.

2.1 Upon identification of a List User (hereinafter referred to as Broker's Customer), Broker shall order from TU, on an order by order basis, Lists of based on criteria agreed to by the parties. In no event shall such Lists communicate or be selected based upon any credit information. The List shall be provided on computer tape, or on another mutually agreed upon medium. TU shall not be liable to Broker should it be unable or fail to make any requested update of the List. The terms and conditions of this Agreement shall supersede any and all terms and conditions on any and all such orders issued by Broker for Lists.

2.2 Subject to the terms and conditions of this Agreement, for each such List provided to Broker by TU, TU hereby grants to Broker a limited, non-exclusive, non-transferable license, to use such List in the United States, its territories and possessions. Such license shall include the right to sublicense solely the use of such List to solely such Broker's Customers and not to any other third party. Such sublicense to Broker's Customers shall not include the right to further sublicense the List to any third party. Use by either Broker or Broker's Customers, as applicable, shall be solely for either a one-time use or, if agreed to by TU in writing in advance, for multiple uses.

     2.2.1 The foregoing notwithstanding, the aforestated license does include the right to sublicense such Lists to the following kinds of businesses without prior written approval from TU: a) re-sellers; b) brokers; c) detective agencies; d) private investigative agencies; e) security services; f) nor law firms.

     2.2.2 All such uses permitted under this license shall be for the sole purpose of soliciting the names thereon, or sending them an offer, or making a telemarketing solicitation. Moreover, Broker and Broker's Customers are expressly prohibited from using Lists, in whole or in part, for the purpose of enhancing, verifying, supplementing, appending, or adding to, any list or database disclosed or otherwise made available to Customer by any third party, or in the preparation, publication, distribution, correction, or maintenance of any prospect database or any directory of any nature, without TU's prior written authorization.

2.3 Broker shall provide to TU copies of all telemarketing solicitation scripts or mail-pieces which will be sent to consumers, to be solicited by Broker or Broker's customers, which have been identified based on a List. Any changes to the script or mail-piece must be pre-approved by TU. All offers or solicitations made to individuals included on any and all Lists shall conform to all federal, state and locals laws and regulations. Neither Broker nor its customer may use the List to advertise, sell, or exchange any products or services that involves: a) sexual paraphernalia; b) drug paraphernalia; c) adult films, recording or magazines; d) weapons; e) other illicit activities; or f) credit repair services.

2.4 Under no circumstances shall Broker, nor Broker customers, use Lists, or any subset of Lists, for the modeling of, or determination of, individual credit worthiness or credit approval. In the event Broker, or any Broker customer, breaches this clause, without limiting any other remedies available to TU, Broker recognizes the damages TU would suffer would be impossible to calculate, and that breach of this clause shall result in financial penalties of One Million Dollars ($1,000,000) payable by Broker to TU.

2.5 Broker may not copy (except for archival purposes) the List without TU's prior written consent, nor grant any other person or entity the right to do so. Moreover, Broker is not granted any ownership rights or title to the List or to any information contained in any and all such Lists. Moreover, TU reserves all rights not explicitly granted to Broker under this Agreement.

2.6 In no event shall Broker, nor Broker's Customers, advertise, promote, or distribute any Lists via electronic technology, (regardless of whether such transmission vehicle is secured, non-secured, encrypted, or non-encrypted) now known or hereafter developed including, but not limited to, the Internet, without the prior written consent of TU.

2.7 Broker shall ensure that it has a written agreement with each such Broker customer which is consistent with this Agreement including, but not limited to, incorporation, and applicability to each such Broker customer of the limited license rights granted to Broker herein and the protection of TU's confidential information. Such agreement shall also provide that TU is a third party beneficiary thereof, and is entitled to enforce such agreement directly against Broker's customer.

2.8 For each Broker Customer, prior to providing such entity with such List(s), Broker shall take all reasonable actions necessary to verify: a) the stated purpose for Broker's Customer obtaining such Lists is compatible with the type of business conducted by Broker's Customer, b) that Broker's Customer is a legitimate business and c) that Broker's Customer is does not fall within the categories of businesses listed in Paragraph 2.2.1 above.

2.9 During the term of this Agreement and for a period of three (3) years thereafter, TU may audit Broker's and Broker's customer's records including, but not limited to, all of Broker's agreements with Broker's Customers which pertain to this Agreement, to ensure compliance with this Agreement, upon reasonable notice and during normal business hours, and may monitor the use of the Lists by control means such as seeding.

3.   TERM, TERMINATION & SURVIVAL.

3.1 Term. This Agreement shall commence upon the Effective Date and shall be in effect until terminated as provided for below.

3.2  Termination.

     3.2.1 Either party may terminate this Agreement by providing the other party with thirty (30) days' prior written notice.

     3.2.2 Either party may terminate this Agreement for the other party's breach of any material provision of this Agreement; provided the nonbreaching party has provided the party in breach with written notice specifying such breach and the party in breach has failed to cure such breach thirty (30) days of receipt of such notice. The foregoing notwithstanding, without limiting any other remedies to which TU may be entitled, TU reserves the right immediately terminate this Agreement if TU, in good faith, determines that (1) Broker, or any Broker customers violated any portion of Section 2 of this Agreement or that the requirements of any law have not been met; (2) as a result of changes in laws, regulations or regulatory or judicial action, TU, in good faith believes that the requirements of any law or regulation will not be met; and (3) such termination is reasonable under the particular circumstances. TU shall promptly provide written notification to Broker of such action.

     3.2.3 Either party may terminate the Agreement, upon sixty (60) days' prior written notice to the other party, if (1) proceedings under bankruptcy or insolvency laws are commenced by, or against, the other party and such proceedings are not dismissed within sixty (60) days of such commencement; (2) if the other party is ordered or adjudged bankrupt, is placed in the hands of a receiver (or similar officer) and such receiver is not discharged within sixty (60) days; (3) the other party makes an assignment for the benefit of creditors, or otherwise enters into any scheme or composition with its creditors; (4) substantially all of the other party's assets are seized or attached in conjunction with any action against it by any third party; (5) the other party is dissolved or seeks to terminate or otherwise cease its business operations and affairs.

     3.2.4 No later than fifteen (15) days following termination of this Agreement, Broker shall terminate all sublicenses granted to Broker's Customers. Moreover, Broker and Broker's Customers shall cease all use of the Lists and shall return to TU all copies and updates thereto, as well as any computer files or output listings that contain any or all Lists. The foregoing notwithstanding, at TU's sole option, Broker may provide written certification by an officer of Broker that all such Lists have been destroyed.

3.3 Survival. With the exception Sections 2.1, 2.2, and 4.1, all other provisions of this Agreement shall survive any such termination of this Agreement. Moreover, any such termination shall not relieve Broker of any fees or other payments due to TU through the date of any such termination nor affect any rights, duties or obligations of either party that accrue prior to the effective date of any such termination.

PAYMENT.

4.1 In consideration of the rights granted to Broker under this Agreement, Broker shall pay to TU the fees set forth in the TU rate schedule for each such Broker List order submitted to TU.

4.2 TU shall provide monthly invoices to Broker and Broker shall pay such invoices within thirty (30) days of receipt. Without limiting any of TU's remedies for non-payment or late payment of invoices, it is agreed that invoices which are not paid within sixty (60) days of the due date will be subject to a charge of one and one-half percent (1.5%) per month (18% per year) or the maximum allowed by law if lower than 18% per year, to cover administrative costs.

     4.2.1 Moreover, Broker shall submit, with its payment of such TU invoices, documentation in form and content acceptable to TU, which lists each Broker Customer to which a List has been sublicensed during the period covered by such invoice. Such documentation shall include a full address, phone number, Internet Universal Resource Locator (website address), if applicable, for each such Broker Customer as well as any other information that TU may reasonably request from time to time.

4.2.2 Taxes. Broker shall pay all taxes, duties or charges of any kind imposed by any federal, state; or local governmental entity for products and services provided under this Agreement. Broker shall promptly reimburse TU for such taxes upon receipt of an invoice therefor. However, Broker shall not be responsible for taxes imposed upon TU by any federal, state or local authority against the net income of TU.

4.2.3 Right to Audit. During the term of this Agreement and for three (3) years thereafter Broker shall maintain current, accurate and complete books and records relating to its use of the Lists, and all payments due TU, and shall, at the request of TU but at Broker's expense, and no more than once every six (6) months, have the independent public accounting firm that regularly audits its books and records furnish TU with an auditor's certificate as to the accuracy of payments made hereunder. Moreover, at the request and expense of TU, Broker shall also allow TU, or an independent auditor designated by TU, to examine, inspect, audit, review and copy or make extracts from all such books and records and any source documents used in preparation thereof, at any time during Broker's normal business hours, provided TU gives written notice to Broker at least three (3) business days prior to any such examination, inspection, review or audit.

5.     PROPRIETARY INFORMATION.

5.1 The parties contemplate that, during the term of this Agreement, either party may furnish the other confidential and/or proprietary information belonging to, or licensed to, the disclosing party and which is related to the subject matter of this Agreement. Such information will be held in confidence by the receiving party and, except as explicitly authorized by this Agreement, will not be published in any form, will not be used, and will not be discussed with nor disseminated to any individual or organization other than the parties. For each such disclosure of confidential/proprietary information, these terms will apply for a period of ten (10) years from the receipt of such information and will not apply to information;

       i Which is not in writing and clearly marked "Proprietary" or "Confidential". Information transmitted orally or visually may be classified as information pursuant to this provision by so designating at the time of disclosure, followed by a subsequent reduction to writing or other tangible form and submission to the receiving party within thirty (30) days from the date of initial disclosure;

       ii Which is already in possession of the receiving party or its employees at the time of disclosure as evidenced by prior written documentation;

       iii Which now or hereinafter comes into the public domain without breach of this Agreement;

       iv Which the receiving party rightfully receives from third parties without an obligation of confidentiality;

       v Which is approved by the disclosing party's written authorization for use or release by the receiving party;

       vi Which is independently developed by the receiving party without breach of this Agreement;

     vii Which is required by law (e.g., an order of a court or data request from an administrative or governmental agency with competent jurisdiction) to be disclosed; provided however, that the receiving party will provide the disclosing party ten (10) days prior written notice before the disclosure of such information pursuant to this Subparagraph vii.

5.2 In the event of a breach of the obligations of confidentiality, the non-breaching party will be entitled to seek equitable relief to protect its interests, including but not limited to preliminary and permanent injunctive relief, as well as money damages. Nothing stated herein will be construed to limit any other remedies available to the parties.

5.3 The Lists consists of confidential and proprietary information, data and technology, and is the trade secret and sole exclusive property of TU and therefore will be deemed to be confidential/proprietary information notwithstanding any failure to mark it so. Notwithstanding anything above to the contrary, but subject to the exceptions set forth above in subparagraphs ii through vii of Section 5.1, the above obligations of confidentiality with respect to the Lists are perpetual and will survive the expiration or any termination of this Agreement.

5.4 Broker will not remove any trademark, copyright or other proprietary notices from any part of the Lists, and will reproduce these notices on any copies of documentation made by Broker. Copies of documentation will be made solely for backup and archival purposes.

6.  WARRANTY.
6.1 Lists Media Warranty. TU warrants that the media in which the Lists is embodied and delivered to Broker will be free from material defects for the term of this Agreement. TU's entire liability and Brokers' exclusive remedy under this Section 6.1 will be to replace the media on which such Lists was delivered. TU shall have no obligation to replace any defective media which has failed because of accident, abuse or misapplication caused by Broker or Broker's Customer(s).

6.2 No Other Warranties. TU shall use good faith in obtaining and assembling such data and other information contained within the Lists from sources deemed reliable, but does not guarantee the accuracy of any such data nor other information and THE WARRANTY SET FORTH ABOVE IN SECTION 6.1 IS IN LIEU OF ALL OTHER WARRANTIES WITH RESPECT TO THE LICENSED MATERIAL, WHETHER EXPRESSED OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE FOREGOING CONSTITUTES BROKER'S SOLE
RIGHTS AND REMEDIES UNDER THIS AGREEMENT WITH RESPECT TO DEFECTS IN THE LICENSED MATERIAL.

7. INDEMNIFICATION. Broker agrees to indemnify and hold TU harmless from any and all claims, losses and damages, liability, and costs, including attorney's fees, that results directly or indirectly from any claim or demand against TU by a third party that arises under or relates to the performance of Broker and Broker's Customers under this Agreement including, but not limited to, any use of the Lists by Broker or Broker's customers.

8.  LIMITATION OF LIABILITY.
8.1 IN NO EVENT SHALL TU BE LIABLE FOR, AND BROKER HEREBY WAIVES AS TO TU, ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, OR PUNITIVE DAMAGES INCURRED BY BROKER AND ARISING OUT OF THE PERFORMANCE OF THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO LOSS OF GOOD WILL AND LOST PROFITS OR REVENUE, WHETHER OR NOT SUCH LOSS OR DAMAGE IS BASED IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY, INDEMNITY, OR OTHERWISE, EVEN IF TU HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

8.2 ADDITIONALLY, TU SHALL NOT BE LIABLE, FOR ANY CLAIM ARISING OUR OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT MORE THAN ONE (1) YEAR AFTER THE CAUSE OF ACTION HAS ACCRUED. TU'S TOTAL LIABILITY UNDER THIS AGREEMENT SHALL NOT EXCEED THE AGGREGATE AMOUNT PAID BY BROKER HEREUNDER DURING THE TWELVE MONTH
(12) MONTH PERIOD IMMEDIATELY PRECEEDING THE FIRST CLAIM.

9.  GENERAL PROVISIONS.
9.1 Assignment. This Agreement and the rights and the obligations thereunder with respect to Broker may not be assigned by any act of Broker or by operation of law without the prior written consent of TU. TU shall have the unrestricted right to assign this Agreement to a successor in interest to TU or to the purchaser of a substantially all of the assets of TU.

9.2 Broker warrants that each of its employees and each of Broker's Customer's employees, selected by Broker or Broker's Customers, as applicable, to use Lists is or will be bound by an appropriate written agreement sufficient to ensure compliance with the provisions of this Agreement, including without limitation, the license grants set forth in this Agreement and the protection of TU's confidential information.

9.3 Notices. Any notice or other communication from one party to the other must be in writing and sent to the respective party's address set forth in this Agreement. Either party may change their respective address by written notice to the other, and any such damage will take effect immediately upon receipt of such notice.

9.4 Unless otherwise set forth in this Agreement, any such notice or other communication shall be sufficiently given if: (1) delivered personally to the designated address of the party to whom notice is to be given; or (2) sent by certified mail, registered mail or by nationally-recognized private express courier, to the designated address of the party to whom notice is to be given.

9.5  Trans Union LLC,                        Towne Services, Inc.
     Business Information Group              3950 Johns Creek Court #100
     555 W. Adams                            Suwanee, GA 30024
     Chicago, Illinois 60661
     Attn: Vice President/General Manager    Attn: CFO

9.6 Force Majeure. Neither party shall be liable to the other for failure to perform or delay in performance under this Agreement if, and to the extent, such failure or delay is caused by conditions beyond its reasonable control, including acts of God; strikes, boycotts or other concerted acts of workmen; laws, regulations or other orders of public authorities; military action, state of war or other national emergency; fire or flood which, by the exercise of reasonable diligence, the delayed party is unable to prevent or provide against. The party affected by any Force Majeure event or occurrence shall give the other party written notice of said event or occurrence within five (5) business days of such event or occurrence.

9.7 Publicity. The parties agree that the terms and conditions of this Agreement are confidential, and that neither party shall disclose the contents of this Agreement without the prior written consent of the other party; provided, however, that the general existence of this Agreement shall not be treated as confidential information. Neither party shall use the names, trademarks, or logos of the other party in any advertising or promotional material without the prior written consent of the other party.

9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois regardless of the laws that might otherwise govern under applicable Illinois principles of conflicts of law. Any and all actions brought under this Agreement will be brought in the state or federal courts in Cook County, Illinois. The prevailing party will be entitled to recover reasonable attorneys' fees and other actual and reasonable costs incurred in enforcing this Agreement.

9.9  Construction and Severability.

     9.9.1 The parties acknowledge that this Agreement has been prepared and drafted through the efforts of both parties and agree that in the interpretation, construction, an enforcement of the terms and conditions of this Agreement, there shall not be applied against either party the normal rule of construction that vague and ambiguous terms are to be constructed against the drafting party.

     9.9.2 All references in this Agreement to the singular shall include the plural where applicable. Titles and headings to sections or paragraphs in this Agreement are inserted for convenience of reference only and are not intended to affect the interpretation or construction of this Agreement.

     9.9.3 If any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

9.10 No Waiver. No failure or successive failures on the part of either party, its respective successors or permitted assigns, to enforce any covenant or agreement, and no waiver or successive waivers on its or their part of any condition of this Agreement shall operate as a discharge of such covenant, agreement, or condition, or render the same invalid, or impair the right of either party, its respective successors and permitted assigns, to enforce the same in the event of any subsequent breach or breaches by the other party, its successors or permitted assigns.

9.11 Relationship of the Parties. This Agreement is not intended to create or evidence any employer-employee arrangement, agency, partnership, joint venture, or similar relationship of any kind whatsoever, between TU and Broker.

9.12 Whereas customer desires to resell Business Report products available from TU, execution of this document in addition to the Master License agreement will serve as license to resell Business Report products.

9.13 THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO AND SUPERSEDES ALL PREVIOUS AGREEMENTS AND UNDERSTANDINGS, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT, EXCEPT AS SET FORTH ABOVE IN SECTION 3, THIS AGREEMENT MAY NOT BE ALTERED, AMENDED, OR MODIFIED EXCEPT BY WRITTEN INSTRUMENT SIGNED BY THE DULY AUTHORIZED REPRESENTATIVES OF BOTH PARTIES.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above. The parties hereto agree that a facsimile transmission of this fully executed Agreement shall constitute an original and legally binding document.

TRANS UNION LLC                              TOWNE SERVICES, INC.

By:                                          By: /s/ Bruce F. Lowthers
    -------------------------------              ----------------------------

    -------------------------------              Bruce F. Lowthers, CFO
    Name and Title of Signer                     ----------------------------
                                                 Name and Title of Signer
    -------------------------------
            Date Signed                          December 13, 1999
                                                 ----------------------------
                                                          Date Signed

                                    EMPIRICA
                               ON-LINE AGREEMENT




     THIS AGREEMENT is made this 13th day of December, 1999, by and between Trans Union LLC (hereinafter referred to as "Trans Union") Fair, Isaac and Co., Inc. (hereinafter referred to as "Fair, Isaac"), and Towne Services, Inc. (hereinafter referred to as ("Subscriber").

     1. Trans Union is in the business of providing consumer credit information to subscribers who are members, and who have a permissable purpose for receiving such information.

     2. Fair, Isaac is in the decision support business with expertise in developing predictive models of credit performance by consumers from historical credit data.

     3. Subscriber is a credit grantor who purchases consumer credit reports from Trans Union in connection with consumer credit applications.

     4. Trans Union and Fair, Isaac have developed a unique and proprietary statistical credit scoring system ("EMPIRICA") which evaluates certain information in the credit report on an individual consumer from Trans Union's database and provides a score which rank orders the consumer with respect to likely credit performance (the "EMPIRICA Score"). The EMPIRICA Score is available in industry-specific versions, as well as a general version.

     5. Subscriber hereby requests that Trans Union process credit reports it purchases against EMPIRICA and provide an EMPIRICA Score. Trans Union agrees to perform such processing.

     6. Fair, Isaac, the developer of EMPIRICA, warrants that the scoring algorithms used in the computation of the EMPIRICA Score are empirically derived from Trans Union's credit data and are a demonstrably and statistically sound method of rank-ordering candidate records with respect to credit risk, and that no scoring algorithm used by EMPIRICA uses a "prohibited basis" as that term is defined in the Equal Credit Opportunity Act and Regulation B ("Reg. B") promulgated thereunder.

     7. Subscriber recognizes that factors other than the EMPIRICA Score must be considered in making a credit decision, including the credit report, the individual credit application, and economic factors. The factors that are provided by Trans Union as significantly contributing to the Score may be disclosed to consumers as the reasons for taking adverse action, as required by Reg. B. However, the Score itself is proprietary, may not be used as the reason for adverse action under Reg. B and, accordingly, shall not be disclosed to credit applicants.

     8. Subscriber agrees to pay to Trans Union the annual subscriber fees for the use of EMPIRICA, stated in Exhibit A, at the time stated therein. In addition, Subscriber agrees to pay the added surcharge stated in Exhibit A for each credit report purchased that uses EMPIRICA. All fees stated in Exhibit A are due in the same manner and subject to the same terms and conditions as the fees in the Subscriber Agreement in effect between the parties. All fees may be modified by Trans Union at any time upon a prior thirty (30) day notice.

     9. Trans Union and Fair, Isaac shall use their best efforts to perform their obligations hereunder, but make no guarantees other than as described in Paragraph 6, and shall not be liable for any loss, cost or expense of Subscriber resulting from the use of EMPIRICA. In no event shall either party be liable to Subscriber for any loss, costs, damages or expenses in excess of the fees charged Subscriber hereunder for the previous twelve (12) month period.

     10. Each party hereto shall be responsible for compliance with all laws and regulations to which it is subject.

     11. This Agreement states the entire understanding of the parties as to the subject matter hereof, supersedes all prior correspondence, documentation or representations, and may not be amended except by written agreement signed by both. However, this Agreement does not supersede any other agreement in effect between the parties relating to credit reporting.

     12. This Agreement shall be in effect for one year from the date hereof, and thereafter shall be automatically renewed, except that either party may terminate this Agreement at any time upon a prior thirty (30) day notice to the other.

     13. No party may assign its rights or obligations hereunder except with the prior written consent of the other party.

     14. Nothing contained in this Agreement is intended to create a joint venture or partnership between the parties. Each party shall be fully independent in its business operations.

     15. Trans Union is authorized to sign this Agreement on behalf of Flair, Isaac.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

TRANS UNION LLC                         /s/ Towne Services, Inc.
                                        ________________________
                                             Subscriber Name

By: /s/ Michael J. Jones                By: /s/ Bruce F. Lowthers
____________________________            ______________________________

Print Name: Michael J. Jones            Print Name: Bruce F. Lowthers
____________________________            ______________________________

Title: Group VP                         Title: CFO
____________________________            ______________________________


Trans Union for FAIR, ISAAC AND CO., INC.

By: /s/ Michael J. Jones
____________________________

Print Name: Michael J. Jones
____________________________

Title: Group VP
____________________________

                                   EXHIBIT A

                    Annual Subscriber Fee        $       N/A
                                                  --------------------------
                                                  Payable on the date hereof

The processing charge shall be based on units of credit reports scored and shall be added to the credit report price as follows:


                    Monthly EMPIRICA                    Surcharge Per
                   Transaction Volume                    Transaction
                    ------------------                  -------------


                    SEE ATTACHED PRICING                $
                   ---------------------                -------------

                                    RESELLER
                               SERVICE AGREEMENT


     This Agreement is made by and between Towne Services, Inc. (hereinafter referred to as "Reseller") and Trans Union LLC (hereinafter referred to as "Trans Union") to provide for credit reporting services.

     WHEREAS, Reseller is in the business of obtaining consumer reports from third party sources and providing credit reporting services to its customers ("Reselling"); and

     WHEREAS, Trans Union owns and maintains a national database of consumer credit information; and

     WHEREAS, Reseller desires to resell Trans Union consumer credit reports, or information therefrom, to users of reports who have a permissible purpose.

     NOW THEREFORE, in consideration of the premises and the mutual benefits expressed herein, the parties agree as follows:


I.   Reseller Responsibilities

     A. Reseller may sell Trans Union reports to the industries and for the purposes outlined in the Reseller's Letter of Intent, a copy of which is attached hereto and incorporated herein by reference. In the event that Reseller wishes to expand its resale business beyond the scope set forth in the Letter of Intent, it may do so only with the prior written consent of Trans Union.

     B. Reseller shall request from Trans Union consumer reports or information from Trans Union consumer reports only on behalf of users who have a permissible purpose for obtaining consumer reports, as defined by Section 604 of the Federal Fair Credit Reporting Act (15 USC 1681b) as amended by the Consumer Credit Reporting Reform Act of 1996, hereinafter called "FCRA." Such users shall be provided access to the Trans Union credit reporting system or data only if all requirements stated herein are met.

     C. At the time it requests each consumer report, Reseller shall identify the end user of the report (or information derived from the report), certify each purpose for which the report (or information) will be used, and certify that the report (or information) will be used for no other purpose, as defined by Section 607 of the FCRA, via the method indicated by the Reseller in Section IV of this Agreement.

D. The Trans Union reports or data therefrom may be transferred without change, may be reformatted by Reseller, or may be merged with those obtained from other consumer reporting agencies (Merged Reports). Each report obtained by Reseller shall be used only one time, and only by or on behalf of the user for whom it was requested. Reseller may not archive or otherwise retain or use any report for any other purpose, except to the extent that Reseller is required by law to maintain the report for purposes of performing a consumer-initiated investigation and providing, at the consumer's request, a modified version of the same report to the user for whom it was originally requested. In the event that Reseller has archived a report for such purpose, and receives a court order or federal grand jury subpoena for that report, such report may be produced. In no event, however, should a new report be requested from Trans Union in response to any subpoena; rather, Reseller should direct requesting party to Trans Union.

E. Reseller shall obtain Subscriber Agreements that contain the language set forth in Exhibit A (or Exhibit B if for employment purposes) from such users, wherein each user will state the nature of its business, certify the specific purpose for which consumer reports will be obtained, and agree that reports will be obtained for no other purpose, all as required by the FCRA. The permissible purpose specified shall be one or more of the following:

     1. In connection with a credit transaction involving the consumer on whom the information is to be furnished and involving the extension of credit to, or review or collection of an account of the consumer; or

     2. For employment purposes, in which case the Reseller must resell Trans Union's PEER product and Reseller and its Subscriber must execute an agreement containing the same language as set forth in Exhibit B hereto; or

     3. In connection with the underwriting of insurance involving the consumer or review of existing policy holders for insurance underwriting purposes, or in connection with an insurance claim where WRITTEN PERMISSION OF THE CONSUMER HAS BEEN OBTAINED (and a copy of such written permission must be retained for 3 years from the date of inquiry); or

     4. In connection with a tenant screening application involving the consumer; or

     5. In accordance with the written instructions of the consumer (and a copy of such written permission must be retained for 3 years from the date of inquiry); or

     6. For a legitimate business need in connection with a business transaction that is initiated by the consumer; or

     7. As a potential investor, servicer or current insurer in connection with a valuation of, or assessment of, the credit or prepayment risks.

F. Reseller is prohibited from selling reports directly to consumers under this Agreement. Reseller may make disclosures to consumers only to the extent required by Section 609 of the FCRA.

G. Reseller may advertise its services on the Internet or another public computer network. However, reports may not be sold and delivered over a public computer network. Reseller may receive requests for consumer reports over the Internet, but the reports must be delivered to the user by means other than the Internet. In the event Reseller believes that adequate security has been established to permit on-line public network or Internet access, with no risk of any party other than the appropriate party obtaining an individual's consumer report, Reseller shall apply to Trans Union for approval of its security procedures. Approval must then be obtained from Trans Union's computer access Security Department, in writing, before any such deliveries of consumer reports can occur. Failure to obtain such prior approval shall result in immediate termination of this Agreement.

H. Reseller may sell consumer reports for employment purposes (PEER) to the customers who are Members of the Media, Law Enforcement Agencies, Private Investigative Agencies, Detective Agencies, Law Firms, Security Services, Investigators, and Lawyers or Attorneys at Law, provided such customers shall be issued individual code numbers as set forth in Section IV of this Agreement and subject to the requirements in Section E (2) above. However, for reports for any purpose other than employment, or any other products, the prohibition in Section I below shall apply.

I. Except as other expressly permitted herein, Reseller shall not sell Trans Union consumer reports to customers who are:

     1. Private Investigative Agencies

     2. Detective Agencies

     3. Law Firms

     4. Security Services

     5. Investigators

     6. Lawyers or Attorneys at Law

     7. Law Enforcement

     8. Credit Repair Clinics or any similar entity who offers to improve a consumer's credit report

     9. Members of the Media

    10. Other Resellers

    11. Or such other category of customer as Trans Union may identify from time to time by written notice to Reseller.


     The foregoing categories are hereinafter referred to as "Unauthorized
     Users."

     J. Reseller shall take the steps identified on Exhibit C to verify the identity of its customers who will obtain Trans Union credit reports or information therefrom to make certain that such users are legitimate businesses, have a permissible purpose for obtaining credit reports, and are not Unauthorized Users. Trans Union may amend Exhibit C at any time by providing 30 days written notice to Reseller.

     K. If, as a result of the verifications outlined on Exhibit C, the prospective customer is found to be an Unauthorized User, or is found to have no permissible purpose to obtain credit reports, no agreement will be signed and no subscriber number will be issued.

     L. Trans Union reserves the right to terminate any customer of Reseller at any time with or without notice.

II.   Merged Report Guidelines

          Reseller agrees to adhere to the following guidelines when it sells Merged Consumer Reports:

          A. Reseller shall comply with the requirements of FCRA dealing with consumer disclosure, interviews and reinvestigation procedures.

          B. Reseller shall retain each Merged Report so that it can provide a consumer disclosure as required by FCRA.

          C. Reseller shall be able to easily identify the source(s) of each element of data in the Merged Report. Consumer disclosures must clearly show this data as it was originally reported by each of the sources when providing the consumer disclosure.

          D. When a customer of the Reseller requests and reviews a Merged Report and the consumer is denied credit based on information in that Report, the consumer must be referred to the Reseller for a complete disclosure.

          E. In making a consumer disclosure, the Reseller will provide the names, addresses and telephone numbers of the consumer reporting agency that was used to provide information for the report.

          F. In making a disclosure, in addition to all other obligations Reseller has under Section 609 of the FCRA, the Reseller also must advise the consumer about her/his FCRA rights to dispute information with the appropriate source credit bureau, to request reinvestigation, and to have corrected reports reissued to previous recipients, all as required by the FCRA and in the format established by the Federal Trade Commission.

          G. Reseller must obtain information from sources other than the applicant in preparing the merged report. The Reseller must obtain information from a minimum of two national consumer reporting agencies. Separate inquiries are necessary when the co-borrowers have individually applied for credit.

          H. The Merged Report must contain the date the report was created, the Reseller's name, address, and phone number as the consumer reporting agency which prepared the Merged Report. The Merged Report must show the names of the repository(ies) from which the information was obtained and must identify the organization that ordered the Merged Report.

          I. Once the merge logic is applied, the Merged Report must accurately reflect all elements of tradeline or credit grantor information for each tradeline if it was furnished by one or more of the credit reporting agencies.

III. Trans Union Responsibilities

     A. Trans Union shall maintain credit information on individuals as furnished by its subscribers or obtained from other available sources.

     B. Trans Union shall use good faith in obtaining and assembling such information from sources deemed reliable, but does not guarantee the accuracy of any information reported, and TRANS UNION MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, RESPECTING THE ACCURACY OF ANY TRANS UNION CREDIT
          INFORMATION FURNISHED BY TRANS UNION TO RESELLER OR TO ANY SUBSCRIBERS OF RESELLER. IN NO EVENT SHALL TRANS UNION BE LIABLE TO RESELLER IN ANY MANNER WHATSOEVER FOR ANY LOSS OR INJURY TO RESELLER RESULTING FROM THE OBTAINING OR FURNISHING OF CREDIT REPORTS AND, FURTHER, RESELLER AGREES TO HOLD TRANS UNION HARMLESS AND INDEMNIFY IT FROM
          ANY AND ALL CLAIMS, LOSSES AND DAMAGES ARISING OUT OF THE ISSUANCE
          OF SUCH REPORTS OR THE FAILURE OF RESELLER TO KEEP AND PERFORM ANY
          OF ITS OBLIGATIONS DESCRIBED HEREIN.

IV.  Identify End User

     A. Reseller shall provide to Trans Union, for each customer for whom Reseller will procure Trans Union credit reports or information therefrom, the end user's identity by subscriber number, name, address and telephone number, and the permissible purpose for which each report is sought, so that such information may be noted on the report for the consumer who is the subject of the report accessed. Such end user identification shall be made as mutually agreed between Trans Union and Subscriber.

          1.   Individual Code for Each End User
               Each customer signed up by Reseller may access the Trans Union system after appropriate identification procedures have been established, and a separate customer code shall be issued for each customer. When such code is established, Reseller shall provide Trans Union with the customer's name, address, and telephone number. The permissible purpose shall be identified on each inquiry.

          2.   Reseller Code Used for All Inquiries

               No individual customer code will be issued, nor will access to the Trans Union system be established, for any customer by Trans Union. Rather, the code used will be the Reseller's code. The customer name and permissible purpose for the inquiry shall be identified by Reseller on each consumer report accessed. Pursuant to Section 609 of the FCRA, the customer's name must be the trade name under which the customer conducts business, written in full. Reseller agrees to establish and provide Trans Union a toll free number, which will be answered between the hours of 9 a.m. to 5 p.m. Monday through Friday, exclusive of federal holidays, that Trans Union can call to obtain the customer's address and telephone number.

          Failure of Reseller to comply with the requirements of this
          Section IV shall result in termination of this Agreement.

     B. If any current customers of Reseller have been assigned a Trans Union access code, they shall be identified, and Reseller shall determine that the certifications required herein and all other obligations stated herein are complied with by such customers. All Unauthorized Users who have an access code for the Trans Union system, shall be terminated and access to the Trans Union system by them shall be canceled, except as otherwise permitted by Section I(H) above.

     C.   Reseller is also required to:

          1. Internally identify all of End-User Customers engaged in the underwriting of insurance including, but not limited to, auto insurance, casualty insurance, property insurance, surety bond companies, bail bondsmen, and insurance agents (hereinafter referred to as "Insurance Company Customers").

          2. Ensure that all of Insurance Company Customers are identified by means of a separate Trans Union subscriber code.

          3. Ensure that all Insurance Company Customers have a Trans Union subscriber code with an "I" KOB.

          4. Ensure that all inquiries made by all Insurance Company Customers include the appropriate permissible purpose code, as identified by Trans Union.

V.   Fees & Charges

     A. Reseller shall pay to Trans Union for each access by it or one of its customers the price then in effect for the type of credit report ordered. Trans Union shall have no obligation to collect any account owing from Reseller's customers.

     B. Trans Union shall provide monthly invoices to Reseller for all access by it or Reseller's customers, and such invoices shall be paid by Reseller within thirty (30) days of receipt. Past due amounts shall accrue interest at the rate of 1.5% per month. If collection efforts are required, Reseller shall be liable for all cost of collection, including reasonable attorney's fees.

VI.  Miscellaneous

     A. This Agreement shall remain in force and effect for one (1) year from the date hereof, and thereafter, from year to year, on the same basis as set forth herein except that either party may cancel this Agreement at any time upon at least thirty (30) days notice, and Trans Union may cancel this Agreement or any customer solicited by Reseller immediately if it determines that the requirements of this Agreement or any law have not been met. Trans Union may also terminate this Agreement immediately without notice if invoices hereunder are not paid as of the due date.

     B. The parties hereto agree that this instrument is the full and complete Agreement between them regarding the furnishing of credit information for resale, supersedes all prior agreements or discussions, and is not to be altered, varied, or enlarged upon by any verbal promises, statements, or representations not expressed herein.

     C. Trans Union may make available ancillary products for resale by Reseller, subject to such conditions as Trans Union may impose from time to time. If Reseller refuses to agree to or fails to comply with such conditions, Trans Union shall have no obligation to make such ancillary product available to Reseller.

D. The parties acknowledge the special and unique purposes of this Agreement and, therefore, agree that, notwithstanding any other provisions to the contrary contained in this Agreement, neither this Agreement nor any of the rights or obligations hereunder may be assigned by Reseller without the prior written consent of Trans Union. Any attempt by Reseller to assign this Agreement without Trans Union's written consent is grounds for immediate termination.

E. Each of the parties to this Agreement are independent contractors and nothing contained in this Agreement shall be construed as creating a joint venture, partnership, licensor-licensee, principal-agent or mutual agency relationship between or among the parties hereto and no party shall, by virtue of this Agreement, have any right or power to create any obligation, express or implied, on behalf of any other party. No party, nor any employee of a party, shall be deemed to be an employee of the other party by virtue of this Agreement.

F. Trans Union may audit Reseller's compliance with the requirements of this Agreement, upon reasonable notice and during normal business hours. Trans Union may also audit Reseller to ensure that Reseller accurately outputs Trans Union data on any report sold by Reseller, including merged reports. The parties recognize that Trans Union will suffer irreparable harm, and that monetary damages may be incalculable and/or inadequate in the event that Reseller retains Trans Union data in breach of Paragraph I(B) or I(D) of this Agreement,and therefore, such breach shall be entitled to remedy by injunctive relief, in addition to any and all other relief which may be available at law or at equity.

G. Reseller may use the Trans Union name and trademarked product names in its efforts to market Trans Union products; provided, however, that Trans Union may require that such use indicate that the mark is the trademark, servicemark, or registered servicemark of Trans Union LLC. Trans Union may prohibit the use of such mark if, in Trans Union's sole discretion, Reseller's use of the mark is detrimental to Trans Union in any way.

Agreed to on the date indicated below:

Reseller Name: Towne Services, Inc.                Trans Union LLC
              -----------------------

Signature: /s/ Bruce F. Lowthers          Signature: /s/ Michael J. Jones
          ---------------------------               ---------------------------

Print: Bruce Lowthers                     Print: Michael J. Jones
      -------------------------------           -------------------------------

Title: CFO                                Title: Group VP
      -------------------------------           -------------------------------

Date: 12-8-99                             Date:  12-20-99
     --------------------------------          --------------------------------

Address: 3950 Johns Creek Ct. #100
        -----------------------------

         Suwanee, GA 30024
        -----------------------------

                        EXHIBIT A TO RESELLER AGREEMENT

                     (REQUIRED TERMS FOR RESELLER AGREEMENT
            FOR CONSUMER REPORTS BETWEEN RESELLER AND ITS CUSTOMER)

1. Reseller has access to consumer reports from one or more consumer credit reporting agencies.

2.   Subscriber is a            and has a permissible purpose for obtaining
     consumer reports, as defined by Section 604 of the Federal Fair Credit Reporting Act (15 USC 1681b) as amended by the Consumer Credit Reporting Reform Act of 1996, hereinafter called "FCRA." The subscriber certifies their permissible purpose as:

     - In connection with a credit transaction involving the consumer on whom the information is to be furnished and involving the extension of credit to, or review or collection of an account of the consumer; or

     - In connection with the underwriting of insurance involving the consumer or review of existing policy holders for insurance underwriting purposes, or in connection with an insurance claim where written permission of the consumer has been obtained; or

     - In connection with a tenant screen application involving the consumer; or

     -    In accordance with the written instructions of the consumer; or

     - For a legitimate business need in connection with a business transaction that is initiated by the consumer; or

     - As a potential investor, servicer or current insurer in connection with a valuation of, or assessment of, the credit or prepayment risks.

3. Subscriber certifies that it will request consumer reports pursuant to procedures prescribed by Reseller from time to time only for the permissible purpose certified above, and will use the reports obtained for no other purpose.

4. Subscriber will maintain copies of all written authorizations for a minimum of three (3) years from the date of inquiry.

5. THE FCRA PROVIDES THAT ANY PERSON WHO KNOWINGLY AND WILLFULLY OBTAINS INFORMATION ON A CONSUMER FROM A CONSUMER REPORTING AGENCY UNDER FALSE PRETENSES SHALL BE FINED UNDER TITLE 18, OR IMPRISONED NOT MORE THAN TWO YEARS, OR BOTH.

6. Subscriber agrees that it shall use Consumer Report only for a one-time use, and to hold the report in strict confidence, and not to disclose it to any third parties; provided, however, that Subscriber may, but is not required to, disclose the report to the subject of the report only in connection with an adverse action based on the report.

7. With just cause, such as delinquency or violation of the terms of this contract or a legal requirement, Reseller may, upon its election, discontinue serving the Subscriber and cancel this Agreement immediately.

                        EXHIBIT B TO RESELLER AGREEMENT

                     (REQUIRED TERMS FOR RESELLER AGREEMENT
              FOR CONSUMER REPORTS FOR EMPLOYMENT PURPOSES (PEER)
                       BETWEEN RESELLER AND ITS CUSTOMER)

1. Reseller has access to consumer reports from one or more consumer credit reporting agencies.

2.   Subscriber is a            and has a need for consumer credit information
     in connection with the evaluation of individuals for employment, promotion, reassignment or retention as an employee ("Consumer Report for Employment Purposes").

3. Subscriber shall request Consumer Report for Employment Purposes pursuant to procedures prescribed by Reseller from time to time only when it is considering the individual inquired upon for employment, promotion, reassignment or retention as an employee, and for no other purpose.

4. Subscriber certifies that it will not request a Consumer Report for Employment Purposes unless:

     A. A clear and conspicuous disclosure is first made in writing to the consumer before the report is obtained, in a document that consists solely of the disclosure, that a consumer report may be obtained for employment purposes;

     B.   The consumer has authorized in writing the procurement of the report;
          and

     C. Information from the Consumer Report for Employment Purposes will not be used in violation of any applicable federal or state equal employment opportunity law or regulation.

5. Subscriber further certifies that before taking adverse action in whole or in part based on the Consumer Report for Employment Purposes, it will provide the consumer:

     A.   A copy of the Consumer Report for Employment Purposes; and

     B. A copy of the consumer's rights, in the format approval by the FTC, which notice shall be supplied to Subscriber by Reseller.

6. Subscriber agrees that it shall use Consumer Report for Employment Purposes only for a one-time use, and to hold the report in strict confidence, and not to disclose it to any third parties not involved in the current employment decision.

7. Subscriber will maintain copies of all written authorizations for a minimum of three (3) years from the date of inquiry.

8. With just cause, such as delinquency or violation of the terms of this contract or a legal requirement, Reseller may, upon its election, discontinue serving the Subscriber and cancel this Agreement immediately.

                        EXHIBIT C TO RESELLER AGREEMENT

                              (REQUIRED STEPS FOR
               RESELLER TO VERIFY THE IDENTITY OF ITS CUSTOMERS)

1. The actions taken to verify the type of customer will be notated on either the Subscriber Agreement or separate documentation within the membership file that will be maintained with the Subscriber Agreement. Records which document the investigation, and the Subscriber Agreement, must be retained as long as the customer continues to maintain access and for three (3) years thereafter. Those records (or copies thereof) must be made available to appropriate Trans Union personnel on request.

2. Confirm that the stated permissible purpose for obtaining consumer reports is compatible with the type of business conducted by the potential customer.

3. Conduct a physical inspection of the company's premises to assure that it is a legitimate business facility (not a residence) and that the furnishings, etc. are commensurate with the size and purported type of business, and in order to determine if it is an Unauthorized User. Documentation must be maintained demonstrating when and by whom the physical inspection was conducted and describing the company's premises. This is a material requirement of this Agreement.

4. Confirm that advertisements or signs are compatible with purported business.

5. Verify that the company has a business checking account and that the account balance is compatible with the size and nature of the company.

6. Verify business references to ensure that the potential customer has clientele which would support the stated business.

7. Verify business phone numbers by checking the phone directory or other phone records.

8. Check the yellow pages listings for the area where the customer is located to see if the prospective customer is listed under any of the categories identified previously as Unauthorized Users. If Reseller does not have access to the yellow pages listings for that area, Reseller may, instead, use an Internet Yellow Pages listing.

9. Check the Internet to determine if the prospective customer has a web page. If the prospective customer does have a web page, view the page to verify that the information on the web page is compatible with purported business, that the prospective customer is not an Unauthorized User, and that the prospective customer is a legitimate business.